Exhibit 99.906CERT

Section 906 Certification

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of EquiTrust Money Market Fund, Inc. on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

In connection with the Annual Report of EquiTrust Money Market Fund, Inc. (the “Company”) on Form N-CSR for the period ended July 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), we, Dennis M. Marker and James W. Noyce, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis M. Marker
Name: Dennis M. Marker
Title: Chief Executive Officer
Date: 9/28/05

/s/ James W. Noyce
Name: James W. Noyce
Title: Chief Financial Officer
Date: 9/29/05